Exhibit 21

MASCO CORPORATION
(a Delaware corporation)

Subsidiaries as of December 31, 2019

Directly owned subsidiaries are located at the left margin; each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

NAME	JURISDICTION OF FORMATION
Airex 3, LLC	Michigan
Behr Holdings Corporation	Delaware
Behr Process Corporation (1)	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
Behr Sales Inc.	California
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
BrassCraft Manufacturing Company (2)	Michigan
Brasstech, Inc. (3)	California
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company Mexico, S. de R.L. de C.V.	Mexico
Kichler Lighting LLC	Delaware
L.D. Kichler Lighting Services (Shanghai) Co., Ltd.	China
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Masco Asia (Shenzhen) Co. Ltd.	China
Masco Building Products Corp.	Delaware
Masco Cabinetry LLC (4)	Delaware
KraftMaid Services India Private Limited	India
Masco Cabinetry Middlefield LLC	Ohio
Masco Cabinetry Hong Kong Limited	Hong Kong
Masco Capital Corporation	Delaware
Masco Chile Limitada (5)	Chile
Masco Corporation of Indiana	Indiana
Delta Faucet Company (6)	Indiana
Delta Faucet Company of Tennessee	Delaware
Masco Europe, Inc.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S. á r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China
Behr Paint (Beijing) Commercial Co., Ltd.	China
Masco Canada Limited	Canada
Masco Corporation Limited	United Kingdom
Bristan Group Limited	United Kingdom
(1) Also conducts business under the assumed names Behr Paint Company, Behr Pro and Masco Coatings Group.
(2) Also conducts business under the assumed name Cobra Products, Inc. and Plumbers Quality Tool Mfg. Co., Inc.
(3) Also conducts business under the assumed names Ginger, Motiv, Newport Brass and Newport Metal Finishing, Inc.
(4) Also conducts business under the assumed names KraftMaid Cabinetry, Merillat and Quality Cabinets.
(5) Masco Corporation’s ownership is 99.99%.
(6) Also conducts business under the assumed names Brizo Kitchen & Bath, Masco Bathing Company and Peerless Faucet Company.
(7) Also conducts business under the assumed name Delta Faucet Canada.

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Exhibit 21

NAME	JURISDICTION OF FORMATION
Duraflex Limited	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Germany Holding GmbH	Germany
Hüppe GmbH	Germany
Hüppe Belgium S.A.	Belgium
Hüppe s.r.o.	Czech Republic
Hüppe S. á r.l.	France
Hüppe B.V.	Netherlands
Hüppe Spólka z.o.o.	Poland
Hüppe S.L.	Spain
Hüppe Insaat Sanayi ve Ticaret A.S.	Turkey
Masco Beteiligungsgesellschaft mbH	Germany
Hansgrohe SE (8)	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Brasil Metals Santitários Ltda.	Brazil
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe CS, s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Wasselonne, S.A.	France
Hansgrohe S. á r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy
Hansgrohe Japan K.K	Japan
Hansgrohe S. de R. L. de C. V.	Mexico
Hansgrohe B.V.	Netherlands
Hansgrohe Sp. z.o.o.	Poland
Hansgrohe Sanitary Products W.L.L. (9)	Qatar
Hansgrohe SA (Pty) Ltd.	Republic of South Africa
Hansgrohe ooo	Russia
Hans Grohe Pte. Ltd.	Singapore
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hansgrohe Armature Sanayi ve Ticaret Limited Sirketi	Turkey
Hansgrohe Ltd.	United Kingdom
Hansgrohe SUCC	Morocco
Mirolin Industries Corp.	Ontario
(8) Masco Beteiligungsgesellschaft mbH owns 68.35% (9) Hansgrohe International Gmbh owns 49%

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Exhibit 21

NAME	JURISDICTION OF FORMATION
Tempered Products Inc.	Taiwan
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Framing Corp.	Delaware
Masco Home Products S. á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Singapore Pte. Ltd.	Singapore
Delta Faucet Company India Private Limited	India
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Mascomex S.A. de C.V.	Mexico
Mercury Plastics LLC	Delaware
My Service Center, Inc. (10)	Delaware
NCFII Holdings Inc.	Delaware
Vapor Technologies, Inc.	Delaware
Vapor Technologies Shenzhen Co. Ltd.	China
Watkins Manufacturing Corporation (11)	California
Hot Spring Spa Australasia Pty Ltd (12)	Australia
Hot Spring Spas New Zealand Limited (13)	New Zealand
Tapicerias Pacifico, SA de CV	Mexico
Wellness Marketing Corporation (14)	Delaware
(10) Also conducts business under the assumed name Masco Service Center
(11) Also conducts business under the assumed names Caldera Spas, Custom Fiber Engineering, Inc., Hot Spring Spas and Watkins Wellness.
(12) Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.
(13) Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.
(14) Also conducts business under the assumed name Endless Pools.

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